UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________________
FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2022
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INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)
000-30319
(Commission  File Number)
1350 Old Bayshore Highway, Suite 400
Burlingame, California 94010
(650) 238-9600
94-3265960
(I.R.S. Employer Identification Number)

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders held on April 25, 2022 (the “Meeting”), the stockholders of Innoviva, Inc. (“Innoviva”) elected six members to our board of directors, each for a one-year term expiring at the annual meeting of stockholders in 2023, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Abstained	Broker Non-Votes
George W. Bickerstaff, III	50,745,979	2,558,550	5,086,227
Deborah L. Birx, M.D.	51,853,924	1,450,605	5,086,227
Mark DiPaolo, Esq.	50,813,768	2,490,761	5,086,227
Jules Haimovitz	50,991,722	2,312,807	5,086,227
Odysseas D. Kostas, M.D.	50,832,576	2,471,953	5,086,227
Sarah Schlesinger, M.D.	36,571,446	16,733,083	5,086,227
At the Meeting, our stockholders next approved on a non-binding advisory basis, Innoviva’s 2021 executive compensation (the “Say-on-Pay Proposal”). The vote for such approval was 51,473,540 shares for, 1,726,447 shares against, 104,542 shares abstaining, and 5,086,227 shares of broker non-votes.

Also at the Meeting, our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The vote for such ratification was 58,024,288 shares for, 343,209 shares against, 23,259 shares abstaining and no broker non-votes.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2022	INNOVIVA, INC.

	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer